UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

December 31, 2008

Finisar Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive
Sunnyvale, CA  94089

(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 31, 2008, certain compensatory arrangements with executive officers of Finisar Corporation (the “Company”) were amended to bring such arrangements into documentary compliance with Section 409A of the Internal Revenue Code and the Treasury Regulations thereunder.  The principal terms and conditions of these arrangements have been described in previous filings and the changes made to each generally address the timing of and triggers for the benefits thereunder.  These compensatory arrangements comprised: (i) Finisar Corporation Executive Retention and Severance Plan, (ii) Executive Employment Agreement between the Company and Christopher Brown, (iii) Executive Employment Agreement between the Company and Mark Colyar, and (iv) Executive Employment Agreement between the Company and Eitan Gertel.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Finisar Executive Retention and Severance Plan, as Amended and Restated Effective January 1, 2009

99.2	Amended and Restated Executive Employment Agreement between Finisar Corporation and Christopher Brown, dated December 31, 2008

99.3	Amended and Restated Executive Employment Agreement between Finisar Corporation and Mark Colyar, dated December 31, 2008

99.4	Amended and Restated Executive Employment Agreement between Finisar Corporation and Eitan Gertel, dated December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2009

Finisar Corporation

	By:	/s/ Christopher E. Brown
Christopher E. Brown
Vice President, General Counsel and Secretary